EXHIBIT 21

                                CLECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1999

                                                          State of Incorporation
        Subsidiaries of Registrant                            or Organization
        --------------------------                            ---------------

Cleco Utility Group Inc.                                          Louisiana
Utility Construction & Technology Solutions LLC
    (Formerly Cleco Services LLC) d/b/a UtiliTech Solutions       Louisiana
CLE Resources, Inc.                                               Delaware
Cleco Support Group LLC                                           Louisiana
Cleco ConnexUs LLC                                                Louisiana
Cleco Columbian LLC                                               Louisiana
Cleco Midstream Resources LLC                                     Louisiana
Acadia Power Partners LLC                                         Delaware
Cleco Generation Services LLC                                     Louisiana
Cleco Trading & Marketing LLC                                     Louisiana
Cleco Business Development LLC                                    Louisiana
Cleco Evangeline LLC                                              Louisiana
Cleco Energy LLC                                                  Texas
CLE Intrastate Pipeline Company, Inc.                             Louisiana
Sabine Texican Pipeline Company                                   Texas
DeSoto Pipeline Company, Inc.                                     Louisiana
DeSoto Services, Inc.                                             Texas
Four Square Gas Company, Inc.                                     Louisiana
Four Square Production, L.L.C.                                    Texas
Hudson Capital Partners, L.L.C.                                   Texas
Hudson SVD, L.L.C.                                                Texas
Panola Exploration, Inc.                                          Texas
Providence Partners, L.L.C.                                       Texas
STP Marketing, Inc.                                               Texas
The Kentucky Four Limited Partnership                             Texas